UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

April 27, 2010

Date of Report (Date of earliest event reported)

VIST FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-14555	23-2354007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

1240 Broadcasting Road, Wyomissing, Pennsylvania	19610
(Address of principal executive offices)	(Zip Code)

(610) 208-0966

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07               Submission of Matters to a Vote of Security Holders.

On April 27, 2010, VIST Financial Corp. (the “Company”) held its Annual Meeting of Shareholders for which the Board of Directors solicited proxies.  At the Annual Meeting, the shareholders of the Company voted on the following proposals stated in the Proxy Statement dated March 31, 2010.

The proposals voted on and approved or disapproved by the shareholders of the Company at the Annual Meeting were as follows:

Proposal No. 1.  The Company’s shareholders elected five individuals to the Board of Directors as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Andrew J. Kuzneski, III	3,056,030	137,069	1,475,379
M. Domer Leibensperger	3,052,053	141,046	1,475,379
Brian R. Rich	2,744,249	448,850	1,475,379
Karen A. Rightmire	3,025,575	167,524	1,475,379
Alfred J. Weber	3,006,269	186,830	1,475,379

Proposal No. 2.  The Company’s shareholders rejected the shareholder proposal regarding an advisory vote on the elimination of classified terms for the Board of Directors as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,304,686	1,849,848	38,565	1,475,379

Proposal No. 3.  The Company’s shareholders gave advisory approval of the Company’s executive compensation program as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,372,591	246,873	49,012	—

Proposal No. 4.  The Company’s shareholders ratified the appointment of ParenteBeard LLC as the independent registered public accounting firm as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,590,727	58,271	19,478	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIST FINANCIAL CORP.

Dated: May 3, 2010

	By:	/s/ Edward C. Barrett
Edward C. Barrett
Executive Vice President and
Chief Financial Officer